UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):   June 29, 2006

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:   (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits

Item 2.05 Cost Associated with Exit or Disposal Activities
On June 29, 2006, Kennametal Inc. signed a definitive agreement to sell its Consumer Products Business, based in South Deerfield, MA, to Cal SDI. The disposition of South Deerfield Industrial, Inc. is in line with the continued execution of Kennametal’s strategy to concentrate on its core operations. The sale, which is expected to close by August 31, 2006, remains subject to negotiated conditions of closing.
Proceeds from the sale are expected to be $34 million, $1.5 million of which was received at signing. The Company expects to record a pre-tax, non-cash charge ranging from $11.0 million to $12.0 million to write the business assets being disposed of down to fair value. Such charge will be recorded during the Company’s fiscal fourth quarter ended June 30, 2006. The Company expects to have future short-term cash outlays associated with the disposal totaling approximately $1.0 million to $2.0 million.
A copy of the press release issued by the Company in connection with the rationalization plan is attached hereto as exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1      Press Release dated July 5, 2006

-end-

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: July 5, 2006	By:	/s/ Frank P. Simpkins

Frank P. Simpkins Vice President of Finance and Corporate Controller